CleanSpark Announces Management Shift and Board Additions to Drive Profitability and Commercialization of its Microgrid Technology

SALT LAKE CITY, OCTOBER 10, 2019 -- CleanSpark, Inc. (CLSK), a microgrid company with advanced engineering, software and controls for innovative distributed energy resource management systems, today announced that as part of its evolving business and drive to profitability, it has implemented a key strategic shift in management and expanded and better aligned its Board of Directors.

Mr. Matthew Schultz will be moving from his role as Chief Executive Officer (CEO) to Chairman of the Board and CleanSpark’s President and Chief Financial Officer (CFO), Mr. Zach Bradford will assume the CEO position while retaining his title as President.

Mr. Larry McNeill, the previous Chairman has stepped down from the Chairman role but will remain a key member of the Board. In addition, Bryan Huber a Co-founder who has also served as the Company’s Chief Operating Officer (COO) since 2016 is stepping off the Board to allow for a majority independent Board but will remain with the company as the new Chief Innovation Officer (CIO). Mr. Anthony Vastola, who has been with the CleanSpark since 2014 and has been the Company’s CSO since August, is being appointed as the new COO. Mr. Bradford’s CFO position is being filled by Ms. Lori Love. Ms. Love has extensive knowledge and experience in finance and operation and has served in similar CFO roles since 2007. Ms. Love most recently served as the CFO for P2K Labs and prior to that she was the Senior Vice president of Finance for Provident Trust Group and VP of Finance and Operations at WorldDoc, Inc.

In order to increase corporate governance and transition to a majority independent board, the Board appointed two new members, Mr. Roger P. Beynon and Dr. Thomas Wood. Mr. Beynon has a long career as an accountant with over 46 years of experience within the accounting field. Mr. Beynon is a Certified Public Accountant (CPA) and Certified Fraud Examiner (CFE) and has most recently worked for his own firm Beynon & Associates, focusing on accounting and tax services for businesses. He also served as the Chairman of the Board of Directors of TransWest Credit Union for the past 25 years and formerly served as the President of the Utah Association of Certified Public Accountants.

Dr. Thomas Wood brings a wealth of experience, including most recently as a skilled Military Officer, directly responsible for leading and operating large and often complex operations both domestically and overseas. Dr. Wood is a proven expert strategist with strong development, performance assessment and measurement with a strong focus on performance and effectiveness.

“I have truly enjoyed my tenure as the Chairman of the Board and watched the company grow and develop into a leading technology company,” said Mr. Larry McNeill. “I believe these shifts are key to building a strong management structure and Board composition that will take CleanSpark to the next level and I’m looking forward to participating in my new capacity.”

Mr. Schultz, CleanSpark’s new Chairman stated, “As a co-founder and CEO of CleanSpark, I have been able to oversee the company’s evolution and progress from concept to a fully functional military and commercial product. In parallel with our development as a company, the microgrid megatrend has evolved together with the need for energy intelligence software and hardware to manage multiple energy sources and maximize savings and security. The convergence of the industry towards our solution is happening today and I am pleased with our success to date, but even more excited for our future. As part of that move forward, I will be moving from my CEO position into the role of Chairman of the Board so that I can better serve the shareholders of the company.”

“Zach Bradford, who’s prior role was President and CFO, will be taking over the CEO position. I have worked with Mr. Bradford for over five years and his background and experience position him extremely well to move the company ahead and achieve our next milestone of profitability. We also welcome Ms. Lori Love, who will be taking over Mr. Bradford’s position as CFO. Ms. Love brings a wealth of experience from her professional serving in roles in accounting, finance and risk management. Most recently, Ms. Love acted as Senior Vice President of Finance for Provident Trust Group, which had over $4 Billion in assets under custody during her tenure.”

Mr. Schultz continued, “We are also realigning our Board of Directors and expanding the Board to improve independence as part of our Environmental, Social and Governance (ESG) effort. The addition of Mr. Beynon and Dr. Wood to the Board will bring additional transparency and experience. Furthermore, Mr. McNeill will be stepping down from the Chairman’s role, which I will be filling. Mr. McNeill has brought tremendous insight to the company and has been a critical driver in the progress we have made. I am glad to say that Mr. McNeill will remain a key member of the board and will continue to provide his insight.

The energy intelligence sector is dynamic and requires a constant effort to improve and refine solutions. As a company we are following the same initiatives. I believe the management shifts along with the board additions and alignment will further enable CleanSpark to succeed and I am excited to contribute in my new role,” concluded Mr. Schultz.

Mr. Bradford, CleanSpark’s newly appointed CEO stated, “I am looking forward to engaging in my new role as CEO. I have served as the CFO since 2014 and CFO and President since 2017. We find ourselves at an inflection point and I am honored by the tremendous opportunity to expand my role and I am looking forward to building on the foundation we have established. This is a very exciting time for the company and our industry, as microgrids and nanogrids become even more prominent in the power production landscape. My priority as CEO will be to achieve profitability and continue the commercialization of our energy intelligence solutions. I believe that we are well on the path to profitability as our market share continues to grow through the superiority of our technology.”

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About CleanSpark:
CleanSpark provides advanced energy software and control technology that enables a plug-and-play enterprise solution to modern energy challenges. Our services consist of intelligent energy monitoring and controls, microgrid design and engineering, microgrid consulting services, and turn-key microgrid implementation services. CleanSpark's software allows energy users to obtain resiliency and economic optimization. Our software is uniquely capable of enabling a microgrid to be scaled to the user's specific needs and can be widely implemented across commercial, industrial, military, agricultural and municipal, deployment.

Forward-Looking Statements:

CleanSpark cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on CleanSpark's current beliefs and expectations. These forward-looking statements include statements regarding the potential future profitability and the performance standards of CleanSpark's software and enterprise solutions. The inclusion of forward-looking statements should not be regarded as a representation by CleanSpark that any of our plans will be achieved. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including, without limitation: risks associated with the performance of CleanSpark's technology, the number of items delivered to customers and the timing of the shipments may not develop as we expect; and other risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investor Relations & Media Contact

Shawn M. Severson

Integra Investor Relations

(415) 233-7094

info@integra-ir.com

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